UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 31, 2011
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)
Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 31, 2011, Camden Property Trust, a Texas real estate investment trust (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for themselves and Representatives of the several Underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $250,000,000 aggregate principal amount of its 4.625% Notes due 2021 (the “2021 Notes”) and $250,000,000 aggregate principal amount of its 4.875% Notes due 2023 (the “2023 Notes” and, together with the 2021 Notes, the “Notes”), which issuance and sale closed on June 3, 2011. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated by reference herein.
     The offering of the Notes is described in the Company’s Prospectus Supplement dated May 31, 2011 to the Company’s Prospectus dated May 20, 2009. The Notes were issued pursuant to the Company’s existing shelf registration statement.
     The 2021 Notes bear interest at 4.625% and the 2023 Notes bear interest at 4.875%, in each case from June 3, 2011, with interest payable each June 15 and December 15 beginning December 15, 2011. The 2021 Notes will mature on June 15, 2021 and the 2023 Notes will mature on June 15, 2023. The Notes of each series are redeemable at any time at the option of the Company, in whole or in part, at a redemption price equal to the principal amount and accrued interest of the Notes being redeemed, plus a make-whole premium. If, however, the Company redeems Notes of either series 90 days or fewer prior to their maturity date, the redemption price will equal 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to the redemption date.
     Each series of the Notes was priced at a discount such that the 2021 Notes were offered to the public at 99.404% of their face amount and the 2023 Notes were offered to the public at 98.878% of their face amount. The Notes were issued under an Indenture between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (the “Trustee”), as amended by the First Supplemental Indenture dated as of May 4, 2007 between the Company and the Trustee and the Second Supplemental Indenture dated June 3, 2011 between the Company and the Trustee. A copy of the Second Supplemental Indenture is filed as Exhibit 4.3 hereto and incorporated by reference herein.
     After deducting underwriting discounts and other offering expenses, the net proceeds from the sale of the Notes was approximately $492.2 million. The Company intends to use these net proceeds, together with cash on hand, for the repayment of an outstanding $500 million term loan. Affiliates of some of the Underwriters are lenders under the term loan and, upon application of the net proceeds of the sale of the Notes, will receive their proportionate shares of the amount of the term loan repaid. In addition, in the ordinary course of their respective businesses, the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates for which they have received, and will in the future receive, customary fees.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Title

1.1	Underwriting Agreement among the Company and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for themselves and as Representatives of the several Underwriters named therein dated May 31, 2011.

4.1	Indenture dated as of February 11, 2003 between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement of Form S-3 (File No. 333-103119) filed with the Securities and Exchange Commission on February 12, 2003 and incorporated herein by reference).

4.2	First Supplemental Indenture dated as of May 4, 2007 between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 1-12110) filed with the Securities and Exchange Commission on May 7, 2007).

4.3	Second Supplemental Indenture dated as of June 3, 2011 between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee.

4.4	Form of Camden Property Trust 4.625% Notes due 2021.

4.5	Form of Camden Property Trust 4.875% Notes due 2023.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 3, 2011

CAMDEN PROPERTY TRUST
By:	/s/ Michael P. Gallagher
Michael P. Gallagher
Vice President–Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Title

1.1*	Underwriting Agreement among the Company and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for themselves and as Representatives of the several Underwriters named therein dated May 31, 2011.

4.1	Indenture dated as of February 11, 2003 between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement of Form S-3 (File No. 333-103119) filed with the Securities and Exchange Commission on February 12, 2003 and incorporated herein by reference).

4.2	First Supplemental Indenture dated as of May 4, 2007 between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 1-12110) filed with the Securities and Exchange Commission on May 7, 2007).

4.3*	Second Supplemental Indenture dated as of June 3, 2011 between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee.

4.4*	Form of Camden Property Trust 4.625% Notes due 2021.

4.5*	Form of Camden Property Trust 4.875% Notes due 2023.

*	Filed herewith.